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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
CH2M HILL Companies, Ltd.:

We consent to the incorporation by reference in the registration statement (No. 333-148101) on Form S-4 and in the registration statement (No. 333-113160) on Form S-8 of CH2M HILL Companies, Ltd. and subsidiaries (the Company) of our report dated February 29, 2012, with respect to the consolidated balance sheets of the Company as of December 31, 2011 and 2010, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, which appears in the December 31, 2011 annual report on Form 10-K and to the references to our firm under the heading "Selected Financial Data" included in the annual report on Form 10-K of the Company.

Our report refers to the Company's adoption of new accounting standards relating to variable interest entities on January 1, 2010 and noncontrolling interests in consolidated financial statements on January 1, 2009.

Our report also contains an explanatory paragraph that states that management excluded from its assessment of the effectiveness of CH2M HILL Companies, Ltd. and subsidiaries internal control over financial reporting as of December 31, 2011, Halcrow Holdings, Ltd. and subsidiaries internal control over financial reporting associated with total assets of $725.0 million and total revenues of $114.3 million, included in the consolidated financial statements of CH2M HILL Companies, Ltd. and subsidiaries as of and for the year ended December 31, 2011. Our audit of internal control over financial reporting of CH2M HILL Companies, Ltd. and subsidiaries also excluded an evaluation of the internal control over financial reporting of Halcrow Holdings Ltd. and subsidiaries.

                      KPMG LLP

Denver, Colorado
February 29, 2012

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Consent of Independent Registered Public Accounting Firm